Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-37270) pertaining to the Fairfield Communities, Inc. 2000 Incentive Stock Plan, (Form S-3, No. 333-33776) pertaining to the October 1, 1999 Restricted Stock Agreement, (Form S-8, No. 333-55841) pertaining to the Fairfield Communities, Inc. Third Amended and Restated 1992 Warrant Plan, (Form S-8, No. 333-16605) pertaining to the Fairfield Communities, Inc. Second Amended and Restated Employee Stock Purchase Plan, (Form S-8, No. 333-27833) pertaining to the Fairfield Communities, Inc. Fourth Amended and Restated 1997 Stock Option Plan, and (Form S-8, No. 333-42901) pertaining to the Vacation Break U.S.A., Inc. Directors' Stock Option Plan and the Vacation Break U.S.A., Inc. 1995 Stock Option Plan of our report dated February 12, 2001, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Fairfield Communities, Inc. for the year ended December 31, 2000.



Little Rock, Arkansas
March 8, 2001